Exhibit 99.1

Cott Reports Second Quarter 2019 Results

(Unless stated otherwise, all second quarter 2019 comparisons are relative to the second quarter of 2018; all information is in U.S. dollars.)

TORONTO and TAMPA, FL, Aug. 8, 2019 /CNW/ - Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the second quarter ended June 29, 2019.

"We are pleased with our top and bottom line performance during the quarter. Both our Route Based Services and our Coffee, Tea and Extract Solutions segments delivered 6% adjusted revenue growth for the quarter. In addition,  the total company delivered adjusted EBITDA growth for the quarter," commented Tom Harrington, Cott's Chief Executive Officer. "We remain confident in our outlook for 2019 and 2020 as well as our ability to deliver long-term shareholder value," continued Mr. Harrington.

SECOND QUARTER 2019 GLOBAL PERFORMANCE

  Revenue was flat at $604 million (increased 6% excluding the impact of foreign exchange, the divested Cott Beverages LLC business and the change in average cost of coffee) driven by organic growth within both the Route Based Services and the Coffee, Tea and Extract Solutions reporting segments, as well as the benefit of acquisitions, including Mountain Valley. Revenue growth by segment in the quarter is tabulated below:
Consolidated
Revenue Bridge		∆%
2018 Q2 Revenue	$603.6
Divested Cott Beverages LLC business	-21.9
2018 Q2 adjusted revenue	$581.7

Route Based Services	+24.1
Coffee, Tea and Extract Solutions	+8.6
Change before adjustments	+32.7	6%
Foreign exchange (a)	-6.2
Change in average green coffee commodity pass-through costs	-4.1

2019 Q2 Revenue	$604.1

(a) See Exhibit 5 for details by reporting segment

  Gross profit increased 4% to $313 million (5% excluding the divested Cott Beverages LLC business). Gross margin as a percentage of revenue increased 190 basis points to 51.8% compared to 49.9%. Excluding Cott Beverages LLC, which was sold on February 8, 2019, gross margin as a percentage of revenue increased 50 basis points to 51.8% compared to 51.3% driven primarily by improved operating leverage within our operations, offset in part by foreign exchange headwinds.
  SG&A expenses increased to $284 million compared to $275 million due to the addition of Mountain Valley as well as general inflation (which was mitigated through pricing actions), offset in part by the sale of Cott Beverages LLC and a foreign exchange benefit.
  Other income was $2 million compared to $12 million partly due to a gain recorded in the prior year relating to the sale of PolyCycle.
  Reported net income and net income per diluted share were $4 million and $0.03, respectively, compared to reported net income and net income per diluted share of $12 million and $0.09, respectively. Adjusted EBITDA was $84 million compared to $81 million as the growth in revenue and resulting operational leverage was offset in part by an adverse foreign exchange impact.
  Net cash provided by operating activities of $12 million, less $28 million of capital expenditures, resulted in ($16) million of free cash flow, or ($12) million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $12 million in the prior year due to the timing of working capital.

SECOND QUARTER 2019 REPORTING SEGMENT PERFORMANCE

Route Based Services

  Revenue increased 4% (6% excluding the impact of foreign exchange) to $456 million due to organic growth in bottled water Home & Office Delivery ("HOD Water")  driven by both volume growth and pricing benefits as well as growth from acquisitions. A detailed breakdown is tabulated below.
Route Based Services
Revenue Bridge			∆%
2018 Q2 Revenue		$437.7
HOD Water related		+15.7
Customer Growth/Volume	+6.4
Price/Mix	+5.7
Mountain Valley HOD Water	+3.6
Other		+8.4
Change excluding foreign exchange impact		+24.1	6%
Foreign exchange impact		-6.2
2019 Q2 Revenue		$455.6	4%

    Gross profit increased 4% to $272 million, driven primarily by revenue growth. Gross profit as a percentage of revenue was roughly flat at 59.6%.
    SG&A expenses increased to $238 million compared to $229 million due primarily to the addition of Mountain Valley as well as general inflation (which was mitigated through pricing actions), offset in part by a foreign exchange benefit. SG&A expenses as a percentage of revenue were roughly flat at 52.2% (see Exhibit 4).
    Operating income increased 5% to $29 million compared to $28 million, while adjusted EBITDA increased 3% to $80 million compared to $78 million, as revenue growth and the corresponding operational leverage was partially offset by a negative foreign exchange impact.

Coffee, Tea and Extract Solutions

  Revenue increased 3% (6% adjusting for the change in average cost of coffee) to $150 million driven primarily by 3% growth in coffee pounds sold and 24% volume growth in liquid coffee and extracts, partially offset by the competitive pricing environment within the on-the-go roast and ground coffee market. A detailed breakdown is tabulated below.
Coffee, Tea and Extract Solutions
Revenue Bridge		∆%
2018 Q2 Revenue	$145.5
Coffee volume	+2.8
Coffee price/mix	+2.5
Liquid coffee and extracts	+2.7
Other	+0.6
Change excluding change in average green coffee commodity pass-through costs	+8.6	6%
Change in average green coffee commodity pass-through costs	-4.1
2019 Q2 Revenue	$150.0	3%

    Gross profit was $42 million compared to $37 million and gross margin as a percentage of revenue increased to 27.7% compared to 25.7% driven primarily by leveraging the increased volumes generated during the quarter.
    SG&A expenses were $39 million compared to $34 million driven primarily by increased selling and operating costs which supported the increased volume and revenue growth of the business segment.
    Operating income and adjusted EBITDA were flat at $3 million and $9 million, respectively, as the growth in volume which drove increased leverage and gross profit was offset by the increased selling and operating costs associated with driving the volume growth.

2019 FULL YEAR REVENUE AND FREE CASH FLOW, FOREIGN EXCHANGE AND COFFEE COMMODITY COSTS

Cott continues to target full year 2019 consolidated revenue in excess of $2.4 billion and adjusted free cash flow of more than $150 million (when excluding acquisition, integration and other one-time cash costs).  The targets reflect the sale of Cott Beverages LLC which represented over $80 million in annual revenue, an expected foreign exchange headwind of approximately 1% on a full year consolidated basis and between 0.5% and 1% lowering of consolidated revenues with a corresponding reduction to cost of goods sold on a full year basis as green coffee commodity market costs have continued to decline during 2019.

SHARE REPURCHASE PROGRAM

Cott repurchased approximately 1.4 million shares at an average price of $13.92 totaling approximately $20 million during the second quarter under its previously announced share repurchase program.

Cott's  Board of Directors approved a 12-month share repurchase program of up to $50 million that commenced on December 14, 2018 and replaced the then-existing program, which was scheduled to expire on May 6, 2019. Cott has utilized all funds within this program and will continue to review ongoing market conditions for the opportunity to begin a similar program in the future.  Shares purchased pursuant to the share repurchase program were subsequently cancelled.

SECOND QUARTER 2019 RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, August 8, 2019, at 10:00 a.m. ET, to discuss second quarter results, which can be accessed as follows:

North America: (888) 231-8191
International: (647) 427-7450
Conference ID: 2096439

A slide presentation and live audio webcast will be available through Cott's website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT COTT CORPORATION

Cott is a water, coffee, tea, extracts and filtration service company with a leading volume-based national presence in the North American and European home and office delivery industry for bottled water, and a leader in custom coffee roasting, iced tea blending, and extract solutions for the U.S. foodservice industry.  Our platform reaches over 2.5 million customers or delivery points across North America and Europe and is supported by strategically located sales and distribution facilities and fleets, as well as wholesalers and distributors.  This enables us to efficiently service residences, businesses, restaurant chains, hotels and motels, small and large retailers and healthcare facilities.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures.  Cott excludes from GAAP revenue the impact of foreign exchange, results of the divested Cott Beverages LLC business, and the change in average costs of coffee, as well as other items identified on the exhibits hereto, to separate the impact of these factors from Cott's results of operations.  Cott excludes from GAAP gross profit the results of the divested Cott Beverages LLC business to separate the impact of this divested business from Cott's results of operations.  Cott utilizes EBITDA and adjusted EBITDA on a global and segment basis to separate the impact of certain items from the underlying business.  Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott's underlying business performance and the performance of its management.  Additionally, Cott supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding acquisition and integration cash costs,  a working capital adjustment related to the Concentrate Supply Agreement with Refresco, and other cash inflows to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing our performance to the performance of our peer group and assessing our ability to service debt and finance strategic opportunities, which include investing in our business, making strategic acquisitions, paying dividends, repurchasing common shares and strengthening the balance sheet.  The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management's expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the opportunity to begin a share repurchase program in the future, the execution of our strategic priorities, future financial and operating trends and results (including Cott's outlook on 2019 adjusted revenue and adjusted free cash flow) and related matters. The forward-looking statements are based on assumptions regarding management's current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in the markets in which we operate; fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue; potential liabilities associated with our recent divestitures; our ability to realize the revenue and cost synergies of our acquisitions because of integration difficulties and other challenges; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar and other currencies, and the exchange between the British pound sterling and the Euro; our ability to maintain favorable arrangements and relationships with our suppliers; our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; the incurrence of substantial indebtedness to finance our acquisitions; the impact on our financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; any disruption to production at our manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the seasonal nature of our business and the effect of adverse weather conditions;  the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; our ability to securely maintain our customers' confidential or credit card information, or other private data relating to our employees or our company; our ability to maintain our quarterly dividend; our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; increased tax liabilities in the various jurisdictions in which we operate; the impact of the 2017 Tax Cuts and Jobs Act on our tax obligations and effective tax rate; and credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott's Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

COTT CORPORATION				EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Revenue, net	$604.1	$603.6	$1,178.2	$1,164.4
Cost of sales	291.0	302.2	582.2	589.5
Gross profit	313.1	301.4	596.0	574.9
Selling, general and administrative expenses	284.2	275.2	556.3	536.3
Loss on disposal of property, plant and equipment, net	1.6	1.3	3.5	2.6
Acquisition and integration expenses	2.7	4.2	7.5	9.2
Operating income	24.6	20.7	28.7	26.8
Other (income) expense, net	(2.4)	(12.2)	3.1	(32.4)
Interest expense, net	19.1	18.6	38.4	39.4
Income (loss) from continuing operations before income taxes	7.9	14.3	(12.8)	19.8
Income tax expense	3.5	2.1	2.5	3.0
Net income (loss) from continuing operations	$4.4	$12.2	$(15.3)	$16.8
Net (loss) income from discontinued operations, net of income taxes	—	(1.4)	—	356.0
Net income (loss)	$4.4	$10.8	$(15.3)	$372.8
Less: Net income attributable to non-controlling interests - discontinued operations	—	—	—	0.6
Net income (loss) attributable to Cott Corporation	$4.4	$10.8	$(15.3)	$372.2

Net income (loss) per common share attributable to Cott Corporation
Basic:
Continuing operations	$0.03	$0.09	$(0.11)	$0.12
Discontinued operations	$—	$(0.01)	$—	$2.54
Net income (loss)	$0.03	$0.08	$(0.11)	$2.66
Diluted:
Continuing operations	$0.03	$0.09	$(0.11)	$0.12
Discontinued operations	$—	$(0.01)	$—	$2.50
Net income (loss)	$0.03	$0.08	$(0.11)	$2.62

Weighted average common shares outstanding (in thousands)
Basic	135,569	139,768	135,758	139,860
Diluted	137,306	141,661	135,758	142,120

COTT CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	June 29, 2019	December 29, 2018
ASSETS
Current assets
Cash and cash equivalents	$113.4	$170.8
Accounts receivable, net of allowance of $8.4 ($9.6 as of December 29, 2018)	308.4	308.3
Inventories	130.1	129.6
Prepaid expenses and other current assets	32.9	27.2
Total current assets	584.8	635.9
Property, plant and equipment, net	643.7	624.7
Operating lease right-of-use-assets	205.1	—
Goodwill	1,163.7	1,143.9
Intangible assets, net	713.4	739.2
Deferred tax assets	0.1	0.1
Other long-term assets, net	21.7	31.7
Total assets	$3,332.5	$3,175.5
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	93.8	89.0
Current maturities of long-term debt	5.0	3.0
Accounts payable and accrued liabilities	438.4	469.0
Current operating lease obligations	42.9	—
Total current liabilities	580.1	561.0
Long-term debt	1,261.7	1,250.2
Operating lease obligations	167.8	—
Deferred tax liabilities	127.5	124.3
Other long-term liabilities	55.5	69.6
Total liabilities	2,192.6	2,005.1
Equity
Common shares, no par value - 134,638,000 (December 29, 2018 - 136,195,108) shares issued	890.0	899.4
Additional paid-in-capital	74.4	73.9
Retained earnings	263.1	298.8
Accumulated other comprehensive loss	(87.6)	(101.7)
Total Cott Corporation equity	1,139.9	1,170.4
Total liabilities and equity	$3,332.5	$3,175.5

COTT CORPORATION				EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Cash flows from operating activities of continuing operations:
Net income (loss)	$4.4	$10.8	$(15.3)	$372.8
Net (loss) income from discontinued operations, net of income taxes	—	(1.4)	—	356.0
Net income (loss) from continuing operations	$4.4	$12.2	$(15.3)	$16.8
Adjustments to reconcile net income (loss) from continuing operations to cash flows from operating activities:
Depreciation and amortization	48.9	48.7	94.1	96.1
Amortization of financing fees	0.9	0.8	1.7	1.7
Share-based compensation expense	3.3	4.4	6.8	7.8
(Benefit) provision for deferred income taxes	(2.0)	2.9	(5.2)	2.7
Loss (gain) on sale of business	0.6	(6.0)	6.0	(6.0)
Gain on extinguishment of debt	—	—	—	(7.1)
Loss on disposal of property, plant and equipment, net	1.6	1.3	3.5	2.6
Other non-cash items	(3.7)	(2.2)	(3.3)	(2.2)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(16.2)	(6.5)	(14.6)	(19.2)
Inventories	(9.5)	(4.6)	(16.1)	(13.7)
Prepaid expenses and other current assets	0.6	(2.3)	(1.3)	(6.6)
Other assets	0.6	0.2	1.3	1.2
Accounts payable and accrued liabilities and other liabilities	(18.0)	(13.9)	(22.5)	(6.2)
Net cash provided by operating activities from continuing operations	11.5	35.0	35.1	67.9
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(21.5)	(38.8)	(42.5)	(66.6)
Additions to property, plant and equipment	(27.8)	(28.9)	(51.6)	(58.7)
Additions to intangible assets	(2.0)	(2.0)	(4.3)	(4.2)
Proceeds from sale of property, plant and equipment	1.0	1.0	2.4	2.9
Proceeds from sale of business, net of cash sold	—	12.8	50.5	12.8
Other investing activities	—	0.1	0.1	0.3
Net cash used in investing activities from continuing operations	(50.3)	(55.8)	(45.4)	(113.5)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(1.5)	(0.6)	(3.0)	(263.3)
Borrowings under ABL	37.9	0.4	62.9	1.0
Payments under ABL	(9.1)	(0.4)	(61.9)	(1.0)
Premiums and costs paid upon extinguishment of long-term debt	—	—	—	(12.5)
Issuance of common shares	0.3	2.4	0.7	4.2
Common shares repurchased and canceled	(20.0)	(16.1)	(31.0)	(21.7)
Financing fees	—	—	—	(1.5)
Dividends paid to common shareholders	(8.0)	(8.4)	(16.2)	(16.8)
Payment of deferred consideration for acquisitions	(0.2)	(2.8)	(0.2)	(2.8)
Other financing activities	2.0	3.4	3.4	2.1
Net cash provided by (used in) financing activities from continuing operations	1.4	(22.1)	(45.3)	(312.3)
Cash flows from discontinued operations:
Operating activities of discontinued operations	(3.2)	(3.3)	(3.2)	(88.0)
Investing activities of discontinued operations	—	—	—	1,228.6
Financing activities of discontinued operations	—	—	—	(769.7)
Net cash (used in) provided by discontinued operations	(3.2)	(3.3)	(3.2)	370.9
Effect of exchange rate changes on cash	0.1	(3.7)	1.4	(8.5)
Net (decrease) increase in cash, cash equivalents and restricted cash	(40.5)	(49.9)	(57.4)	4.5
Cash and cash equivalents and restricted cash, beginning of period	153.9	212.3	170.8	157.9
Cash and cash equivalents and restricted cash from continuing operations, end of period	$113.4	$162.4	$113.4	$162.4

COTT CORPORATION					EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

For the Three Months Ended June 29, 2019
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery	$290.6	$—	$—	$—	$290.6
Coffee and tea services	46.9	120.6	—	(1.5)	166.0
Retail	75.8	—	—	—	75.8
Other	42.3	29.4	—	—	71.7
Total	$455.6	$150.0	$—	$(1.5)	$604.1
Gross Profit	$271.6	$41.5	$—	$—	$313.1
Gross Margin %	59.6%	27.7%	—%	—	51.8%
Selling, general and administrative expenses	$237.6	$38.5	$8.1	$—	$284.2
SG&A% of revenue	52.2%	25.7%	N/A	—%	47.0%
Operating income (loss)	$29.4	$3.1	$(7.9)	$—	$24.6
Depreciation and Amortization	$42.9	$6.0	$—	$—	$48.9

For the Three Months Ended June 30, 2018
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery (a)	$278.8	$—	$—	$—	$278.8
Coffee and tea services	49.0	118.8	—	(1.5)	166.3
Retail (a)	74.0	—	—	—	74.0
Other (a)	35.9	26.7	21.9	—	84.5
Total	$437.7	$145.5	$21.9	$(1.5)	$603.6
Gross Profit	$261.2	$37.4	$2.8	$—	$301.4
Gross Margin %	59.7%	25.7%	12.8%	—	49.9%
Selling, general and administrative expenses	$228.8	$33.8	$12.6	$—	$275.2
SG&A% of revenue	52.3%	23.2%	N/A	—%	45.6%
Operating income (loss)	$28.1	$3.2	$(10.6)	$—	$20.7
Depreciation and Amortization	$42.9	$5.7	$0.1	$—	$48.7

For the Six Months Ended June 29, 2019
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery	$549.2	$—	$—	$—	$549.2
Coffee and tea services	95.5	240.8	—	(3.1)	333.2
Retail	146.7	—	—	—	146.7
Other	84.7	57.2	7.2	—	149.1
Total	$876.1	$298.0	$7.2	$(3.1)	$1,178.2
Gross Profit	$514.4	$81.3	$0.3	$—	$596.0
Gross Margin %	58.7%	27.3%	4.2%	—	50.6%
Selling, general and administrative expenses	$462.1	$74.8	$19.4	$—	$556.3
SG&A% of revenue	52.7%	25.1%	N/A	—%	47.2%
Operating income (loss)	$43.4	$6.5	$(21.2)	$—	$28.7
Depreciation and Amortization	$82.5	$11.5	$0.1	$—	$94.1

For the Six Months Ended June 30, 2018
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery (a)	$524.3	$—	$—	$—	$524.3
Coffee and tea services	96.0	236.0	—	(2.5)	329.5
Retail (a)	140.6	—	—	—	140.6
Other (a)	74.9	55.6	39.6	(0.1)	170.0
Total	$835.8	$291.6	$39.6	$(2.6)	$1,164.4
Gross Profit (b)	$493.7	$76.1	$5.1	$—	$574.9
Gross Margin %	59.1%	26.1%	12.9%	—	49.4%
Selling, general and administrative expenses	$443.7	$68.2	$24.4	$—	$536.3
SG&A% of revenue	53.1%	23.4%	N/A	—%	46.1%
Operating income (loss)	$42.1	$7.3	$(22.6)	$—	$26.8
Depreciation and Amortization	$84.3	$11.4	$0.4	$—	$96.1

(a) Revenues by channel of our Route Based Services reporting segment for the three and six months ended June 30, 2018 were revised to reclassify $19.3 million and $35.9 of revenue, respectively, from the other channel to the home and office bottled water delivery channel as these activities are associated with the home and office bottled water delivery channel. In addition, for the three and six months ended June 30, 2018, we reclassified $3.9 million and $7.4 million, respectively, out of the retail channel and into the other channel in order to better align the activities of a recent acquisition with those of our U.S. Route Based Services business.

(b) Includes related party concentrate sales to discontinued operations.

COTT CORPORATION					EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE BY REPORTING SEGMENT
Unaudited

(in millions of U.S. dollars, except percentage amounts)	For the Three Months Ended June 29, 2019
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Cott (a)
Change in revenue	$17.9	$4.5	$(21.9)	$—	$0.5
Impact of foreign exchange (b)	$6.2	$—	$—	$—	$6.2
Change excluding foreign exchange	$24.1	$4.5	$(21.9)	$—	$6.7
Percentage change in revenue	4.1%	3.1%	(100.0)%	—%	0.1%
Percentage change in revenue excluding foreign exchange	5.5%	3.1%	(100.0)%	—%	1.1%

(a) Cott includes the following reporting segments: Route Based Services, Coffee, Tea and Extract Solutions and All Other.
(b) Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.

COTT CORPORATION				EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Net income (loss) from continuing operations	$4.4	$12.2	$(15.3)	$16.8
Interest expense, net	19.1	18.6	38.4	39.4
Income tax expense	3.5	2.1	2.5	3.0
Depreciation and amortization	48.9	48.7	94.1	96.1
EBITDA	$75.9	$81.6	$119.7	$155.3

Acquisition and integration costs (a), (c)	2.7	4.2	7.5	9.2
Share-based compensation costs (d)	3.1	3.6	6.4	6.0
Commodity hedging loss, net (e)	—	—	—	0.3
Foreign exchange and other (gains) losses, net (f)	(0.7)	(3.0)	0.3	(11.2)
Loss on disposal of property, plant and equipment, net (g)	1.6	1.3	3.5	2.6
Gain on extinguishment of long-term debt (h)	—	—	—	(7.1)
Loss (gain) on sale of business (i)	0.6	(6.0)	6.0	(6.0)
Cott Beverages LLC (b), (j)	—	(1.4)	0.4	(1.9)
Other adjustments, net (k)	0.8	1.1	3.1	(1.8)
Adjusted EBITDA	$84.0	$81.4	$146.9	$145.4

(a) Includes $0.2 million and $0.4 million of share-based compensation costs for the three and six months ended June 29, 2019, respectively, related to awards granted in connection with the acquisition of our S&D and Eden businesses and $0.8 million and $1.8 million of share-based compensation costs for the three and six months ended June 30, 2018, respectively, related to awards granted in connection with the acquisition of our S&D and Eden businesses
(b) Impact on our operations related to the Cott Beverages LLC business, which was sold on February 8, 2019

		For the Three Months Ended		For the Six Months Ended
	Location in Consolidated Statements of Operations	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
		(Unaudited)		(Unaudited)
(c) Acquisition and integration costs	Acquisition and integration expenses	$2.7	$4.2	$7.5	$9.2
(d) Share-based compensation costs	Selling, general and administrative expenses	3.1	3.6	6.4	6.0
(e) Commodity hedging loss, net	Cost of sales	—	—	—	0.3
(f) Foreign exchange and other (gains) losses, net	Other (income) expense, net	(0.7)	(3.0)	0.3	(11.2)
(g) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	1.6	1.3	3.5	2.6
(h) Gain on extinguishment of long-term debt	Other (income) expense, net	—	—	—	(7.1)
(i) Loss (gain) on sale of business	Other (income) expense, net	0.6	(6.0)	6.0	(6.0)
(j) Cott Beverages LLC	Revenue, net	—	(21.9)	(7.2)	(39.6)
	Cost of sales	—	19.0	6.8	34.2
	Selling, general and administrative expenses	—	2.2	1.1	4.9
	Other (income) expense, net	—	(0.7)	(0.3)	(1.4)
(k) Other adjustments, net	Other (income) expense, net	(2.0)	(2.7)	(2.0)	(6.6)
	Selling, general and administrative expenses	2.8	2.6	5.1	3.6
	Cost of sales	—	1.2	—	1.2

COTT CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	June 29, 2019	June 30, 2018

Net cash provided by operating activities from continuing operations	$11.5	$35.0
Less: Additions to property, plant, and equipment	(27.8)	(28.9)
Free Cash Flow	$(16.3)	$6.1

Plus:
Acquisition and integration cash costs	4.3	3.8
Working capital adjustment - Refresco concentrate supply agreement (a)	—	2.2
Adjusted Free Cash Flow	$(12.0)	$12.1

	For the Six Months Ended
	June 29, 2019	June 30, 2018

Net cash provided by operating activities from continuing operations	$35.1	$67.9
Less: Additions to property, plant, and equipment	(51.6)	(58.7)
Free Cash Flow	$(16.5)	$9.2

Plus:
Acquisition and integration cash costs	8.6	9.4
Working capital adjustment - Refresco concentrate supply agreement (a)	—	11.1
Adjusted Free Cash Flow	$(7.9)	$29.7

(a) Increase in working capital related to the Concentrate Supply Agreement with Refresco in connection with the Transaction.

COTT CORPORATION						EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND ADJUSTED REVENUE
(in millions of U.S. dollars)
Unaudited

	Cott (a)		Route Based Services		Coffee, Tea and Extract Solutions
	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Revenue, net	$604.1	$603.6	$455.6	$437.7	$150.0	$145.5
Divested Cott Beverages LLC business	$—	$(21.9)	$—	$—	$—	$—
Adjusted Revenue	$604.1	$581.7	$455.6	$437.7	$150.0	$145.5

Change in adjusted revenue	$22.4		$17.9		$4.5

Percentage change in adjusted revenue	3.9%		4.1%		3.1%

Impact of foreign exchange (b)	$6.2		$6.2		$—

Impact of change in average cost of green coffee (c)	$4.1		$—		$4.1

Change in adjusted revenue excluding foreign exchange and impact of change in average cost of green coffee	$32.7		$24.1		$8.6

Percentage change in adjusted revenue excluding foreign exchange and impact of change in average cost of green coffee	5.6%		5.5%		5.9%

(a) Cott includes the following reporting segments: Route Based Services, Coffee, Tea and Extract Solutions and All Other.
(b) Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.
(c) Impact of change in average cost of green coffee represents the difference between the average cost per pound of green coffee in the current period compared to the average cost per pound of green coffee in the prior period multiplied by the pounds of coffee sold in the current period.

COTT CORPORATION			EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	June 29, 2019
	Cott Consolidated	Divested Business (a)	Cott Adjusted

Revenue, net	$604.1	$—	$604.1
Cost of sales	291.0	—	291.0
Gross profit	313.1	—	313.1
Gross margin %	51.8%		51.8%

Selling, general and administrative expenses	284.2	—	284.2
SG&A% of revenue	47.0%		47.0%

Loss on disposal of property, plant and equipment, net	1.6	—	1.6
Acquisition and integration expenses	2.7	—	2.7
Operating income	24.6	—	24.6

Other income, net	(2.4)	—	(2.4)
Depreciation and Amortization	48.9	—	48.9
EBITDA	75.9	—	75.9

Adjustments	8.1	—	8.1
Adjusted EBITDA	$84.0	$—	$84.0

	For the Three Months Ended
	June 30, 2018
	Cott Consolidated	Divested Business (a)	Cott Adjusted

Revenue, net	$603.6	$21.9	$581.7
Cost of sales	302.2	19.1	283.1
Gross profit	301.4	2.8	298.6
Gross margin %	49.9%		51.3%

Selling, general and administrative expenses	275.2	2.2	273.0
SG&A% of revenue	45.6%		46.9%

Loss on disposal of property, plant and equipment, net	1.3	—	1.3
Acquisition and integration expenses	4.2	—	4.2
Operating income	20.7	0.6	20.1

Other income, net	(12.2)	(0.7)	(11.5)
Depreciation and Amortization	48.7	0.1	48.6
EBITDA	81.6	1.4	80.2

Adjustments	(0.2)	(1.4)	1.2
Adjusted EBITDA	$81.4	$—	$81.4

(a) Cott Beverages LLC

COTT CORPORATION				EXHIBIT 10
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA) AND ADJUSTED EBITDA BY REPORTING SEGMENT (a)
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended June 29, 2019
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Total

Operating income (loss)	$29.4	$3.1	$(7.9)	$24.6
Other income, net	(1.2)	(0.2)	(1.0)	(2.4)
Depreciation and amortization	42.9	6.0	—	48.9
EBITDA (a)	$73.5	$9.3	$(6.9)	$75.9

Acquisition and integration costs	2.9	—	(0.2)	2.7
Share-based compensation costs	0.7	0.1	2.3	3.1
Foreign exchange and other losses (gains), net	1.1	—	(1.8)	(0.7)
Loss (gain) on disposal of property, plant and equipment, net	1.7	(0.1)	—	1.6
Loss on sale of business (b)	—	—	0.6	0.6
Other adjustments, net (c)	0.3	—	0.5	0.8
Adjusted EBITDA	$80.2	$9.3	$(5.5)	$84.0

	For the Three Months Ended June 30, 2018
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Total

Operating income (loss)	$28.1	$3.2	$(10.6)	$20.7
Other income, net	(8.5)	(0.1)	(3.6)	(12.2)
Depreciation and amortization	42.9	5.7	0.1	48.7
EBITDA (a)	$79.5	$9.0	$(6.9)	$81.6

Acquisition and integration costs	2.9	0.4	0.9	4.2
Share-based compensation costs	0.8	—	2.8	3.6
Foreign exchange and other gains, net	(0.1)	—	(2.9)	(3.0)
Loss on disposal of property, plant and equipment, net	1.3	—	—	1.3
Gain on sale of business (b)	(6.0)	—	—	(6.0)
Cott Beverages LLC (d)	—	—	(1.4)	(1.4)
Other adjustments, net (e)	(0.2)	—	1.3	1.1
Adjusted EBITDA	$78.2	$9.4	$(6.2)	$81.4

(a) EBITDA by reporting segment is derived from operating income as operating income is the performance measure regularly reviewed by the chief operating decision maker when evaluating performance of our reportable segments.
(b) Loss (gain) on sale of business is reflected under other (income) expense, net in the Consolidated Statements of Operations.
(c) Impact of other adjustments, net for Route Based Services includes $2.3 million reflected under selling, general and administrative expenses and $2.0 million of net gains reflected under other (income) expense, net in the Consolidated Statements of Operations. Impact of other adjustments, net for All Other is reflected under selling, general and administrative expenses in the Consolidated Statements of Operations.
(d) Impact on our operations related to the Cott Beverages LLC business, which was sold on February 8, 2019.
(e) Impact of other adjustments, net for Route Based Services includes $1.2 million of expenses reflected under cost of sales, $1.3 million of expenses reflected under selling, general and administrative expenses, and $2.7 million of net gains reflected under other (income) expense, net in the Consolidated Statements of Operations. Impact of other adjustments, net for All Other is reflected under selling, general and administrative expenses in the Consolidated Statements of Operations.

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SOURCE Cott Corporation

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/August2019/08/c6967.html

%CIK: 0000884713

For further information: Jarrod Langhans, Investor Relations, Tel: (813) 313-1732, Investorrelations@cott.com

CO: Cott Corporation

CNW 06:45e 08-AUG-19